Exhibit 99.1

DelMar Pharmaceuticals Announces Third Quarter Fiscal Year 2015 Financial Results and Provides Corporate Update

- Lead product candidate, VAL-083 for the treatment of glioblastoma multiforme (GBM), positioned to enter registration-directed Phase II/III clinical trials in 2H 2015 -

VANCOUVER, British Columbia and MENLO PARK, Calif., May 18, 2015 /PRNewswire/ -- DelMar Pharmaceuticals, Inc. (OTCQX: DMPI) ("DelMar" and the "Company"), a biopharmaceutical company focused on developing and commercializing proven cancer therapies in new orphan drug indications, today announced its financial results for the three and nine months ending March 31, 2015 and provided an overview of recent Company highlights and expected near-term milestones.

RECENT HIGHLIGHTS

VAL-083 (dianhydrogalactitol), for the treatment of glioblastoma multiforme (GBM)

•	Announced completion of dose-escalation in VAL-083 Phase I/II clinical trial and initiation of activities to prepare for advancement to registration-directed Phase II/III clinical trials as a potential new treatment for refractory GBM, the most common and deadly form of brain cancer.
•	Presented new preclinical data activity of VAL-083 against temozolomide-resistant GBM as a potential therapeutic option for GBM patients who fail or are unlikely to respond to current front-line therapy; and
•	Added the Mayo Clinic Cancer Center in Rochester, Minn. as the fourth clinical trial site recruiting patients with recurrent malignant GBM for the Phase I/II multicenter study.

VAL-083 for the treatment of non-small cell lung cancer (NSCLC)

•	Presented preclinical data in lung cancer models supporting differentiation of VAL-083 versus platinum-based chemotherapy as a potential option to address a significant unmet need in treatment of drug-resistant NSCLC.

Corporate

•	Participated in a panel focused on strategies for maintaining and expanding a relevant, robust therapeutic product candidate pipeline in the rapidly changing oncology landscape at Cancer Advance Boston;
•	Appointed biopharmaceutical industry veteran, Erich Mohr, Ph.D., R.Psych., and accomplished health care executive, Lynda Cranston, BScN, MScN, ICD.D, to its Board of Directors as independent directors. Ms. Cranston is serving as Chair of the Company’s newly formed Governance and Compensation Committee;
•	Received a notice of allowance for a fourth United States patent covering methods of use and compositions for VAL-083. Upon issuance, the Company will hold four U.S. patents and one international patent for VAL-083, having filed a total of more than ten new patent applications, which are being prosecuted in the United States and in international jurisdictions.

“The third quarter of fiscal 2015 was marked by several key data milestones related to our 'first-in-class' small molecule chemotherapeutic, VAL-083, and its potential to address a significant unmet need as a new therapy for GBM patients who fail, or are unlikely to respond to, current standard of care. Based on recently reported pre-clinical data, we believe VAL-083 has the potential to replace temozolomide (TMZ) as the chemotherapy of choice in chemo-radiation treatment in a majority of newly diagnosed GBM patients whose tumors express features correlated with resistance to standard chemotherapy,” stated Jeffrey Bacha, president & CEO of DelMar Pharmaceuticals.

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“We are also very pleased with the progress and potential for VAL-083 in NSCLC and believe it will be a very important therapy, especially in drug-resistant NSCLC where there are many shortcomings in the current treatments available. Our goal is to initiate new human clinical trials with VAL-083 as a potential new therapy for NSCLC this year.”

ANTICIPATED NEAR-TERM MILESTONES

•	Advance VAL-083 into open-label Phase II/III registration-directed clinical trials for refractory GBM before year end;
•	Present additional data in both GBM and NSCLC at upcoming peer-reviewed scientific meetings over the remainder of 2015;
•	Initiate clinical trials with VAL-083 in NSCLC;
•	Seek to implement strategies that will enable DelMar to meet the qualifications to list its shares on a national stock exchange; and
•	Build further upon the intellectual property portfolio for VAL-083.

SUMMARY OF FINANCIAL RESULTS FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2015

For the nine months ended March 31, 2015, the Company reported a net loss of approximately $4,050,000, or a net loss per share of $0.11, compared to a net income of approximately $2,730,000, or a net income per share, of $0.09 for the nine months ended March 31, 2014. The income from 2014 was due to the revaluation of our derivative liability. During the nine months ended March 31, 2015 the Company has reduced its derivative liability from approximately $3,300,000 at June 30, 2014 to approximately $1,500,000 at March 31, 2015 through warrant exercises and exchanges.

The Company ended the third fiscal quarter with approximately $3,000,000 of cash.

The Company will present its next clinical data at the 2015 American Association of Clinical Oncology (ASCO) Annual Meeting on Monday June 1, 2015. DelMar plans to hold an investor call to discuss its latest data and financial results following the ASCO meeting.

FINANCIAL SUMMARY

The following represents selected financial information as of March 31, 2015. The Company's financial information has been prepared in accordance with U.S. GAAP and this selected information should be read in conjunction with DelMar's financial statements and Management's Discussion and Analysis (MD&A), as filed.

DelMar's financial statements as filed with the U.S. Securities Exchange Commission can be viewed on the company's website at: http://ir.delmarpharma.com/all-sec-filings.

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Selected Balance Sheet Data:

	March 31, 2015 $	June 30, 2014 $
Cash and cash equivalents	3,006,598	4,759,711
Working capital	2,883,603	4,704,044
Total Assets	3,413,281	5,003,910
Derivative liability	1,487,137	3,329,367
Total stockholders’ equity	1,217,021	880,479

Selected Statement of Quarterly Operations:

For the three months ended:
	March 31, 2015 $	March 31, 2014 $
Research and development	641,839	618,869
General and administrative	500,753	966,923
Change in fair value of derivative liability	343,569	1,599,349
Loss on exchange of warrants	156,219	-
Foreign exchange loss	6,826	11,947
Interest expense	-	2,015
Interest income	(70)	(496)
Net and comprehensive loss	1,649,136	3,198,607
Weighted average number of shares outstanding	38,976,827	31,659,791
Loss per share	0.04	0.10

About VAL-083

VAL-083 is a “first-in-class”, small-molecule chemotherapeutic. In more than 40 Phase 1 and 2 clinical studies sponsored by the U.S. National Cancer Institutes, VAL-083 demonstrated safety and efficacy in treating a number of cancers including lung, brain, cervical, ovarian tumors and blood cancers. VAL-083 is approved in China for the treatment of chronic myelogenous leukemia and lung cancer and has received orphan drug designation in Europe and the U.S. for the treatment of gliomas.

As a potential treatment for glioblastoma, VAL-083's mechanism of action appears to be unaffected by the expression of MGMT, a DNA repair enzyme that causes chemotherapy resistance to front-line treatment with Temodar® (temozolomide).

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DelMar is currently studying multi-center VAL-083 in a Phase I/II clinical trial for patients with refractory glioblastoma multiforme in accordance with the protocol that has been filed with the U.S. Food and Drug Administration (FDA). Eligible GBM patients must have failed both Avastin® (bevacizumab) and Temodar® (temozolomide) unless either of these therapies was contraindicated. (ClinicalTrials.gov Identifier NCT01478178).

About DelMar Pharmaceuticals, Inc.

DelMar Pharmaceuticals, Inc. was founded to develop and commercialize proven cancer therapies in new orphan drug indications where patients are failing or have become intolerable to modern targeted or biologic treatments. The Company's lead drug in development, VAL-083, is currently undergoing clinical trials in the U.S. as a potential treatment for refractory glioblastoma multiforme. VAL-083 has been extensively studied by U.S. National Cancer Institute, and is currently approved for the treatment of chronic myelogenous leukemia (CML) and lung cancer in China. Published pre-clinical and clinical data suggest that VAL-083 may be active against a range of tumor types via a novel mechanism of action that could provide improved treatment options for patients.

For further information, please visit http://delmarpharma.com/; or contact DelMar Pharmaceuticals Investor Relations: ir@delmarpharma.com / (604) 629-5989 follow us on Twitter @DelMarPharma or Facebook.com/delmarpharma. Investor Relations Counsel: Amato & Partners LLC.

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company's ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the Company's products and technology; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company's business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in our filings with the SEC, including, our current reports on Form 8-K.

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